EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick B. Frost, Phillip D. Green, and Jerry Salinas, and each of them, his or her true and lawful attorneys-in-fact and agents, and with power of substitution and resubstitution, for him/her and in his/her name, place and stead, and in any and all capacities, to sign the Annual Report on Form 10-K of Cullen/Frost Bankers, Inc. for the fiscal year ended December 31, 2016, to sign any and all amendments thereto, and to file such Annual Report and amendments, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ PHILLIP D. GREEN	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)	January 26, 2017
Phillip D. Green

/s/ JERRY SALINAS	Group Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 26, 2017
Jerry Salinas

/s/ R. DENNY ALEXANDER	Director	January 26, 2017
R. Denny Alexander

/s/ CARLOS ALVAREZ	Director	January 26, 2017
Carlos Alvarez

/s/ CHRIS AVERY	Director	January 26, 2017
Chris Avery

/s/ ROYCE S. CALDWELL	Director	January 26, 2017
Royce S. Caldwell

/s/ SAM DAWSON	Director	January 26, 2017
Sam Dawson

/s/ CRAWFORD H. EDWARDS	Director	January 26, 2017
Crawford H. Edwards

/s/ RUBEN M. ESCOBEDO	Director	January 26, 2017
Ruben M. Escobedo

/s/ PATRICK B. FROST	Director and President of Frost Bank	January 26, 2017
Patrick B. Frost

/s/ DAVID J. HAEMISEGGER	Director	January 26, 2017
David J. Haemisegger

/s/ KAREN E. JENNINGS	Director	January 26, 2017
Karen E. Jennings

/s/ RICHARD M. KLEBERG, III	Director	January 26, 2017
Richard M. Kleberg, III

/s/ CHARLES W. MATTHEWS	Director	January 26, 2017
Charles W. Matthews

/s/ IDA CLEMENT STEEN	Director	January 26, 2017
Ida Clement Steen

/s/ HORACE WILKINS, JR	Director	January 26, 2017
Horace Wilkins, Jr.